     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1996
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         PEDIATRIX MEDICAL GROUP, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           FLORIDA                                            65-0271219
- -------------------------------                         ----------------------
(STATE OR OTHER JURISDICTION OF                             (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                              1455 NORTHPARK DRIVE
                         FORT LAUDERDALE, FLORIDA 33326
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


     PEDIATRIX MEDICAL GROUP, INC. AMENDED AND RESTATED STOCK OPTION PLAN
     --------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                  ----------

                              ROGER J. MEDEL, M.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         PEDIATRIX MEDICAL GROUP, INC.
                              1455 NORTHPARK DRIVE
                         FORT LAUDERDALE, FLORIDA 33326
                    ---------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 384-0175
         -------------------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             Rebecca R. Orand, Esq.
                          Greenberg, Traurig, Hoffman,
                         Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                             Miami, Florida  33131
                                 (305) 579-0557

                              -------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                    Proposed maximum            Proposed
          Title of securities                 Amount to be           offering price        maximum aggregate           Amount of
            to be registered                   registered             per share (1)        offering price(1)       registration fee
- -----------------------------------------------------------------------------------------------------------------------------------
 Common Stock,
   $.01 par value  . . . . . . . . .        1,000,000 shares         $20.00 - $49.75         $44,481,287.50             $15,339
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual price of $20.00, $21.50, $24.00, $26.87, $31.50, $36.75 and $44.00 for an aggregate of 52,000, 20,000,
    10,000, 5,000, 2,250, 200,000 and 25,000 options, respectively, to purchase
    Common Stock being registered, which have already been granted under the Company's Amended and Restated Stock Option Plan, and (ii) the average of the high and low sale price of the Common Stock on June 24, 1996 with respect to the 685,750 shares of Common Stock subject to future grants under the Amended and Restated Stock Option Plan.


                               Page 1 of 4 Pages
                           Exhibit Index at Page II-4

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

                  (a) the Registrant's Registration Statement on Form S-8 (Registration No. 33-97672), filed with the Commission on October 3, 1995;(1)

                  (b) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  (c) the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996, and all other reports filed by the Registrant pursuant to
                          Section 13(a) or 15(d) of the Exchange Act since January 1, 1996; and

                  (d) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement, as amended, on Form S-1 under the Securities Act of 1933 (Registration No. 33-95086).

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.





- -----------------------
(1) The Registration Statement on Form S-8 (Registration No. 33-97672) (the "Original S-8") registered 1,500,000 shares of the Registrant's Common Stock. At the Company's 1996 annual meeting of shareholders, held on May 8, 1996, the Company's shareholders approved an amendment to the Plan, which increased by 1,000,000 the number of shares available for grant under the Plan from 1,500,000 to 2,500,000. This Registration Statement on Form S-8 registers these additional 1,000,000 shares. After giving effect to the amendment to the Plan approved by the Registrant's shareholders at the Company's annual meeting, and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available for grant under the Plan will be 2,500,000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on June 26, 1996.

                                       PEDIATRIX MEDICAL GROUP, INC.

                                       By:/s/ Roger J. Medel, M.D.
                                          -------------------------------------
                                          Roger J. Medel, M.D.
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger J. Medel, M.D. and Lawrence
M. Mullen his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                TITLE                               DATE
                 ---------                                -----                               ----
/s/Roger J. Medel, M.D.                       President, Chief Executive                  June 26, 1996
- -----------------------------------               Officer and Director
Roger J. Medel, M.D.                         (principal executive officer)


/s/Lawrence M. Mullen                          Vice President and Chief                   June 26, 1996
- -----------------------------------      Financial Officer (principal financial
Lawrence M. Mullen                              and accounting officer)


/s/Richard J. Stull, II                        Executive Vice President,                  June 26, 1996
- -----------------------------------             Chief Operating Officer
Richard J. Stull, II                                 and Director


/s/E. Roe Stamps, IV                                   Director                           June 26, 1996
- -----------------------------------
E. Roe Stamps, IV

/s/Bruce R. Evans                                      Director                           June 26, 1996
- -----------------------------------
Bruce R. Evans

/s/Frederick V. Miller, M.D.                           Director                           June 26, 1996
- -----------------------------------
Frederick V. Miller, M.D.

/s/Michael B. Fernandez                                Director                           June 26, 1996
- -----------------------------------
Michael B. Fernandez

/s/Albert H. Nahmad                                    Director                           June 26, 1996
- -----------------------------------
Albert H. Nahmad

                                 EXHIBIT INDEX



EXHIBIT                                                                                  SEQUENTIAL
NUMBER                                       DESCRIPTION                                  PAGE NO.
- -------                                      -----------                                 ----------
   4.1               Registrant's Amended and Restated Articles of
                     Incorporation(1)

   4.2               Registrant's Amended and Restated Bylaws(2)

   4.3               Pediatrix Medical Group, Inc. Amended and Restated Stock
                     Option Plan, as amended(3)

   5.1               Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                     Quentel, P.A.

  23.1               Consent of Coopers & Lybrand L.L.P.

  23.2               Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                     Quentel, P.A. (contained in its opinion filed as Exhibit
                     5.1 hereto)

  24.1 Power of Attorney is included in the Signatures section of this Registration Statement


- ----------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-95086).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-95086).

(3) Incorporated by reference to Exhibit 10.1 filed with the Registrant's Form 10-Q for the period ended March 31, 1996.